As filed with the Securities and Exchange Commission on ______, 2006

                                                Commission File No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                Amendment No. 1

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                       SECURITY DEVICES INTERNATIONAL INC.
                     - -----------------------------------
               (Exact name of registrant as specified in charter)

         Delaware                       3699                  Applied for
 -----------------------         -------------------       -----------------
(State or other jurisdiction   (Primary Standard Classi-     (IRS Employer
      of incorporation)           fication Code Number)        I.D. Number)

                              464 Old Orchard Grove
                                Toronto, Ontario
                                 Canada M5M 2G4
                                 (647) 388-1117
                   ------------------------------------------
         (Address and telephone number of principal executive offices)

                              464 Old Orchard Grove
                                Toronto, Ontario
                                 Canada M5M 2G4
                       ----------------------------------
(Address of principal place of business or intended principal place of business)

                                  Sheldon Kales
                              464 Old Orchard Grove
                                Toronto, Ontario
                                 Canada M5M 2G4
                                 (647) 388-1117
                      -----------------------------------
           (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                             Maximum      Maximum
Securities            Securities      Offering     Aggregate      Amount of
   to be                to be        Price Per     Offering      Registration
Registered            Registered      Share (1)      Price           Fee
----------            ----------     ----------   -------------  ------------

Common stock (2)       2,000,000        $0.50       $1,000,000      $ 107
Common Stock (3)       2,814,880        $0.50       $1,407,440      $ 151
-----------------------------------------------------------------------------

Total                                                               $ 258
                                                                    =====
-----------------------------------------------------------------------------

(1) Offering price computed in accordance with Rule 457 (c). (2) Shares of common stock offered by the Company. (3) Shares of common stock offered by selling shareholders


      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                       SECURITY DEVICES INTERNATIONAL INC.

                                  Common Stock

     By means of this prospectus Security Devices International Inc. is offering for sale up to 2,000,000 shares of common stock at a price of $0.50 per share.

      The shares Security Devices is offering will be sold on a self-underwritten basis. Security Devices will not pay any commissions or other form of remuneration in connection with the sale of these shares.

      The offering of Security Devices' shares is being conducted on a "best efforts" basis. There is no minimum number of shares required to be sold. Investors in this offering are not required to purchase any minimum number of shares. All proceeds from the sale of these shares will be delivered directly to Security Devices and will not be deposited in any escrow account. If all shares are sold, Security Devices will receive proceeds of $975,000, net of estimated unpaid offering expenses of $25,000. Security Devices plans to end the offering on June 30, 2006. However, Security Devices may, at its discretion, end the offering sooner or extend the offering until September 30, 2006, if all shares offered by Security Devices have not been sold by June 30, 2006.

      In addition to the offering by Security Devices, a number of Security Devices' shareholders are offering to sell up to 2,814,880 shares of Security Devices' common stock at a price of $0.50 per share. If and when Security Devices' common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The selling shareholders may offer their shares at the same time that the shares of common stock are being offered for sale by Security Devices and the selling shareholders will be free to sell their shares at a price below the public offering price of $0.50 per share if and when a market develops for Security Devices' common stock.

      Security Devices will not receive any proceeds from the sale of the common stock by the selling stockholders. Security Devices will pay for the expenses of this offering which are estimated to be $45,000, of which approximately $15,000 has been paid as of the date of this prospectus.

      As of the date of this prospectus there was no public market for Security Devices' common stock. Although Security Devices plans to have its shares listed on the OTC Bulletin Board, Security Devices may not be successful in establishing any public market for its common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

                 The date of this prospectus is March __, 2006.

                               PROSPECTUS SUMMARY

      Security Devices was incorporated in Delaware on March 1, 2005.

      Security Devices is developing a wireless, non-lethal weapon for use in law enforcement, defense and personal security. Referred to in this prospectus as the WERS, Security Devices' weapon will be similar to the widely used Stun Gun and TASER(R), except that it will be able to effectively incapacitate offenders from a distance as far as 30 meters without a trail of wires leading back to the launcher. Stun Gun operators must be in direct physical contact with combatants while the TASER(R) has a range of less than seven meters. In contrast, the WERS weapon will have a range which is more than four times farther that TASER(R), providing a significant safety advantage for law enforcement officers and security personnel.

      Security Devices plans to develop both Long Range and Short Range versions of the WERS.

           Security Devices' offices are located at 464 Old Orchard Grove, Toronto, Ontario, Canada M5M 2G4. Security Devices' telephone number is (647) 388-1117.

      As of March 10, 2006 Security Devices had 8,214,880 outstanding shares of common stock.

      Security Devices does not have a website. Security Devices is not a blank check company required to comply with Rule 419 of the Securities and Exchange Commission.

The Offering

By means of this prospectus:

     Security Devices is offering to sell up to 2,000,000 shares of its common stock at a price of $0.50 per share, and

      A number of Security Devices' shareholders are offering to sell up to 2,814,880 shares of common stock at a price of $0.50 per share. If and when Security Devices' common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Security Devices' shareholders may be selling their stock at the same time Security Devices is attempting to raise capital through the sale of its shares. The selling shareholders may offer their shares at the same time that the shares of Security Devices' common stock are being offered for sale and the selling shareholders will be free to sell their shares at a price below the public offering price of $0.50 per share if and when a market develops for Security Devices' common stock.

      Security Devices intends to use the net proceeds from the sale of the shares it is offering for research and development, general and administrative expenses, and for the costs of this offering.

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history, losses since Security Devices was incorporated, and the need for Security Devices to sell more of its common stock to raise additional capital. In its financial statements for the period ended November 30, 2005 Security Devices' accountants have expressed substantial doubt as to the ability of Security Devices to continue in business. See "Risk Factors" beginning on page 3 of this prospectus for additional Risk Factors.

                                  RISK FACTORS

      The securities being offered involve a high degree of risk. Prospective investors should consider the following risk factors which affect Security Devices' business and this offering. These risk factors discuss all material risks which pertain to an investment in Security Devices' common stock. If any of the risks discussed below materialize, Security Devices' common stock could decline in value or become worthless.

Risk Factors Related to this Offering

      1. The offering of Security Devices' shares will be more difficult since
         ----------------------------------------------------------------------
its offering will be made at the same time that shares of Security Devices'
-------------------------------------------------------------------------------
common stock are being offered for sale by most of its present shareholders. The
---------------------------------------------------------------------------
sale of these shares by Security Devices' shareholders may make it more difficult for Security Devices to sell its shares at the same time since, if and when a market develops for Security Devices' common stock, Security Devices' shareholders will be free to sell their shares at a price below Security Devices' public offering price of $0.50 per share.

      2. As of the date of this prospectus there was no public market for
         -----------------------------------------------------------------------
Security Devices' common stock and if no public market develops, purchasers of
--------------------------------------------------------------------------------
the shares offered by this prospectus may be unable to sell their shares. If
-------------------------------------------------------------------------
purchasers are unable to sell their shares, purchasers may never be able to recover any amounts which they paid for Security Devices' shares.

      3. Because there is no public market for Security Devices' common stock,
         -----------------------------------------------------------------------
the price for the shares Security Devices is offering was arbitrarily
--------------------------------------------------------------------------------
established, does not bear any relationship to Security Devices' assets, book
--------------------------------------------------------------------------------
value or net worth, and may be greater than the price which investors in this
--------------------------------------------------------------------------------
offering may receive when they resell their shares. Accordingly, the offering
--------------------------------------------------
price of Security Devices' common stock should not be considered to be any indication of the value of its shares. The factors considered in determining the offering price included Security Devices' future prospects and the likely trading price for its common stock if a public market ever develops.

      4. Even if all shares offered by this prospectus are sold, the officers
         -----------------------------------------------------------------------
and directors of Security Devices will own approximately 45% of Security
--------------------------------------------------------------------------------
Devices' outstanding shares and will be able to control all aspects of Security
--------------------------------------------------------------------------------
Devices' operations. As a result, investors in this offering will not have the
-------------------
ability to elect any of Security Devices' directors or to adopt any resolution at any meeting of Security Devices' shareholders.

Risk Factors Related to Security Devices' Business.

      5. The failure of Security Devices to obtain capital may significantly
         -----------------------------------------------------------------------
restrict Security Devices' proposed operations. Security Devices needs
-----------------------------------------------
additional capital to fund its operating losses and to expand its business. Security Devices' offering is being conducted on a "best efforts" basis. There is no minimum amount which is required to be raised in Security Devices' offering and all proceeds from the sale of the shares will be delivered to Security Devices. If only a small number of shares are sold the amount received from this offering may provide little benefit to Security Devices. Even if all shares offered are sold, Security Devices will need additional capital. Security Devices' issuance of equity or equity-related securities to raise capital will dilute the ownership interest of existing shareholders.

      Security Devices will need approximately $743,000 to complete the development of the Long-Range version of its WERS. However, Security Devices' estimate in this regard may prove to be low. Further, there is no assurance how long Security Devices can remain in operation if only a small number of shares are sold in this offering.

      Security Devices does not know what the terms of any future capital raising may be but any future sale of Security Devices' equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. The failure of Security Devices to obtain the capital which it requires will result in the slower implementation of Security Devices' business plan or its inability of Security Devices to implement its business plan. There can be no assurance that Security Devices will be able to obtain any capital which it will need.

      6. Security Devices is in the development stage. In its financial
         -----------------------------------------------------------------------
statements for the period ended November 30, 2005 Security Devices' accountants,
--------------------------------------------------------------------------------
as a result of the factors described below, expressed substantial doubt as to
--------------------------------------------------------------------------------
the ability of Security Devices to continue in business.
-------------------------------------------------------

      As of the date of this prospectus Security Devices:

     o    had not generated any revenues,

     o    did not have any full time employees, and

     o did not have any arrangements with any person to manufacture or sell its WERS.

      To enable Security Devices to continue in business Security Devices will eventually need to earn a profit or obtain additional financing until Security Devices is able to earn a profit. As a result of Security Devices' short operating history it will be difficult for potential investors to evaluate its business and prospects. There can be no assurance that Security Devices can implement its business plan, that it will be profitable, or that the shares which may be sold in this offering will have any value.

      7. If Security Devices cannot compete in the non-lethal weapon business it
         -----------------------------------------------------------------------
will never earn a profit, in which case Security Devices may be forced to cease
--------------------------------------------------------------------------------
operations. Security Devices faces competition from numerous sellers of
----------
non-lethal weapons, all of which have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than does Security Devices.

      8. Securities Devices May be Unable to Earn a Profit if Law Enforcement
         -----------------------------------------------------------------------
and Corrections Agencies Do Not Purchase Its Products. Law enforcement and
-----------------------------
corrections agencies may be influenced by claims or perceptions that non-lethal weapons, such as the WERS, are unsafe or may be used in an abusive manner. In addition, earlier generation non-lethal weapons may have been perceived as ineffective. If the WERS is not widely accepted by the law enforcement and corrections market, Security Devices may not be able to expand sales of the WERS into other markets.

      9. Security Devices May Face Personal Injury and Other Liability Claims.
         -----------------------------------------------------------------------
The WERS will most likely be used in aggressive confrontations that may result
--------------------------------------------------------------------------------
in serious, permanent bodily injury to those involved. A person injured in a
-----------------------------------------------------
confrontation or otherwise in connection with the use of the WERS may bring legal action against Security Devices to recover damages for personal injury, wrongful death, negligent design, dangerous product or inadequate warning. If successful, personal injury or other claims could have a material adverse effect on Security Devices. Although Security Devices plans to carry product liability insurance, litigation could result in an award of monetary damages in excess of any insurance coverage.

      10. Government Regulation of the WERS May Adversely Affect Sales. Under
          ----------------------------------------------------------------------
current regulations, the WERS will not be a firearm regulated by the Bureau of
--------------------------------------------------------------------------------
Alcohol, Tobacco and Firearms, but will be a consumer product regulated by the
--------------------------------------------------------------------------------
United States Consumer Product Safety Commission. Although there are currently
------------------------------------------------
no federal laws restricting sales of weapons such as the WERS in the United States, future federal regulations could adversely affect Security Devices' sales. The WERS will be controlled, restricted or its use prohibited by several state and local governments. Some municipalities also prohibit consumer use of products similar to the WERS. Certain foreign jurisdiction, including Japan, the United Kingdom, Australia, Italy and Hong Kong, prohibit the sale of weapons such as the WERS.

      11. If Security Devices is Unable to Protect its Intellectual Property, it
          ----------------------------------------------------------------------
May Incur Substantial Costs to Protect its Rights. The future success of
-------------------------------------------------
Security Devices depends in part upon its proprietary technology. Security Devices' two provisional patents and existing trade secret laws may prove inadequate to protect its proprietary rights. The two U.S. provisional patents, which expire in July 2006, may not prevent others from developing and selling competing products. The validity and breadth of claims covered in technology patents involve complex legal and factual questions, and the resolution of claims may be highly uncertain, lengthy and expensive. In addition, Security Devices' patents may be held invalid upon challenge, and others may claim rights in or ownership of its patents.

      12. Security Devices may not be able to achieve or maintain a competitive
          ----------------------------------------------------------------------
position and other technological developments may result in Security Devices'
--------------------------------------------------------------------------------
products becoming uneconomical or obsolete. The non-lethal weapons industry is
------------------------------------------
characterized by changing technology and evolving industry standards and current or future competitors may develop products that are superior to the WERS. It is difficult to predict the rate at which the market for the WERS will grow, if at all. If the market for the WERS fails to grow, or grows more slowly than anticipated, Security Devices may be unable to earn a profit.

      13. Since Security Devices' officers plan to devote only a portion of
          ----------------------------------------------------------------------
their time to Security Devices' business, its chances of being profitable will
--------------------------------------------------------------------------------
be less than if it had full time management. As of the date of this prospectus
-------------------------------------------
Security Devices had four officers. With the exception of Sheldon Kales, the officers of Security Devices are employed full-time at other companies and the officers' other responsibilities could take precedence over the officer's duties to Security Devices.

                       DILUTION AND COMPARATIVE SHARE DATA

      As of March 10, 2006 Security Devices had 8,214,880 outstanding shares of common stock, which had a negligible book value per share. These shares were issued for services valued at $74,000 and cash of $245,120. If all shares offered by Security Devices are sold (of which there can be no assurance), investors will own 2,000,000 shares, or approximately 80% of Security Devices' outstanding common stock, for which they will have paid $1,000,000 and Security Devices' present shareholders will own approximately 80% of Security Devices' common stock. If less than all shares offered are sold, the percentage ownership of the investors in this offering will be less and the dilution to the investors will be greater than if all shares offered were sold.

      The following table illustrates per share dilution and the comparative stock ownership of Security Devices' stockholders as compared to the investors in this offering, based upon the number of shares sold.



Shares outstanding as of
March 10, 2006                          8,214,880   8,214,880   8,214,880   8,214,880   8,214,880

Shares to be sold in this offering        400,000     800,000   1,200,000   1,600,000   2,000,000

Shares to be outstanding upon
Completion of offering                  8,614,880   9,014,880   9,414,880   9,814,880  10,214,880

Net tangible book value per share
at as of March 10, 2006                       NIL         NIL         NIL         NIL         NIL

Offering price, per share                   $0.50       $0.50       $0.50       $0.50       $0.50

Net tangible book value after
offering                                    $0.02       $0.04       $0.06       $0.08       $0.10

Dilution to investors in this offering      $0.48       $0.46       $0.44       $0.42       $0.40

Gain to existing shareholders               $0.02       $0.04       $0.06       $0.08       $0.10

Equity ownership by present
shareholders after this offering               95%          9%         87%         84%         80%

Equity ownership by investors
in this offering                                5%          9%         13%         16%         20%



      The following table shows the amount paid by the present shareholders of Security Devices for their shares of Security Devices' common stock as of opposed to investors in this offering:

      Name                                     Price Paid Per Share
      ----                                     --------------------

      Officers and Director                    $0.01 (services rendered)
      Consultants (March 2005)                 $0.01 (services rendered)
      Private Investors                        $0.15 (cash, weighted average)
      Consultant (March 2006)                  $0.175 (services rendered)


                                 USE OF PROCEEDS

   The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold:

                                           Gross Offering Proceeds
                             -------------------------------------------------

                             $200,000   $400,000 $600,000  $800,000 $1,000,000
                             --------   -------- --------  -------- ----------

  Research and Development   $100,000   $300,000 $500,000  $700,000 $  900,000
  General and administrative
      expenses                 70,000     70,000   70,000    70,000     70,000
  Offering expenses            30,000     30,000   30,000    30,000     30,000
                           ----------   -------- --------  -------- ----------
                             $200,000   $400,000 $600,000  $800,000 $1,000,000
                             ========   ======== ========  ======== ==========

      See the section of this prospectus titled "Management's Discussion and Analysis and Plan of Operation" for a description of Security Devices' research and development program. As of the date of

      Amounts allocated to general and administrative expenses will be used for office supplies, telephone, legal and accounting expenses, and other general corporate expenses.

      The total estimated expenses of this offering are $45,000. As of March 10, 2006 Security Devices had paid approximately $15,000 of these expenses with cash which it received with cash on hand and from the private sale of its common stock. The remaining offering expenses will be paid from the proceeds of this offering.

      If less than $200,000 is raised in this offering the offering proceeds will be used in the following priority:

     o    Unpaid offering expenses
     o    Research and development expenses
     o    General and administrative expenses

      The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by Security Devices. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital.

      As of the date of this prospectus Security Devices had borrowed $8,029 from its officers and directors. None of the proceeds from this offering will be used to repay these loans.

      Security Devices anticipates that its capital requirements for the twelve months following the development of the date of this prospectus will be approximately $843,000, which amount includes $743,000 for the Long Range WERS. Security Devices' anticipated research and development expenditures may increase or decrease depending on the extent of any difficulties which may be encountered in developing the Long Range WERS.

      After the development of the Long Range WERS has been completed, Security Devices plans to develop a Short Range version of WERS. However, since the development of the Long Range WERS is not complete, Security Devices does not know the time or cost involved in developing the Short Range WERS. Amounts not used for the development of the Long Range WERS will be used for the development of the Short Range WERS.

      See "Management's Discussion and Analysis and Plan of Operation" for more information concerning Security Devices' anticipated capital requirements.

      There is no commitment by any person to purchase any of the shares of common stock which Security Devices is offering and there can be no assurance that any shares will be sold.

        Even if all shares Security Devices is offering are sold, its future operations will be dependent upon its ability to obtain additional capital until, if ever, Security Devices can become profitable. As of the date of this prospectus Security Devices did not have any commitments from any person to provide it with any additional capital and there can be no assurance that additional funds may be obtained in the future.

      Pending expenditure of the proceeds of the offering substantially in the manner described above, Security Devices will make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations and/or money market instruments.

                   MARKET FOR SECURITY DEVICES' COMMON STOCK.

      Security Devices' common stock is not quoted on any exchange and there is no public trading market.

      As of March 10, 2006, Security Devices had 8,214,880 outstanding shares of common stock and 57 shareholders. Security Devices does not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of capital stock.

      By means of this prospectus:

     o Security Devices is offering for sale up to 2,000,000 shares of its common stock at a price of $0.50 per share, and

     o A number of Security Devices' shareholders are offering to sell up to 2,814,880 shares of Security Devices' common stock at a price of $0.50.

      All of the outstanding shares of Security Devices are restricted securities and if not sold by means of this prospectus may be sold in accordance with Rule 144 of the Securities and Exchange Commission beginning in March 2006.

      Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors. Security Devices' Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend. No dividends have ever been declared and it is not anticipated that dividends will ever be paid.

       Security Devices' Articles of Incorporation authorize its Board of Directors to issue up to 5,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow Security Devices' directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of Security Devices' common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by Security Devices' management.

      Trades of Security Devices' common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for Security Devices' common stock. As a result of these rules, investors in this offering, should a market for Security Devices' shares ever develop, may find it difficult to sell their shares.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

      Security Devices was incorporated on March 1, 2005 and as of the date of this prospectus had not generated any revenue.

      During the period from inception (March 1, 2005) through November 30, 2005 Security Devices' operations used $(107,373) in cash. During this period, Security Devices borrowed $8,029 from its officers and directors and raised $99,470 from the sale of 397,880 shares of its common stock to private investors.

      Subsequent to November 30, 2005 Security Devices raised $145,650 from the sale of 1,242,000 shares of its common stock to private investors.

      As of March 10, 2006 Security Devices had cash on hand of approximately $30,500.

      Security Devices' plan of operation during the twelve months following the date of this prospectus is as follows:

                                                      Projected     Estimated
Activity                                           Completion Date      Cost
--------                                           ---------------  -----------

Completion of fully operational Long Range WERS
   prototype (rifle fired) for production             10/06        $177,000
Completion of fully operational Long Range WERS
   prototype (shotgun fired) for production           2/07           30,000
Design production system for Long Range WERS          2/07          536,000
                                                                  ---------
                                                                   $743,000

      Security Devices plans to develop a Short Range version of the WERS after the development to the Long Range WERS has been completed. However since the development of the Long Range WERS is not complete, Security Devices did not know the time or cost involved in developing the Short Range WERS.

      Security Devices anticipates that its capital requirements for the twelve months following the date of this prospectus will be:

      Research and Development                $743,000
      General and administrative expenses       70,000
      Offering Expenses                         30,000
                                             ---------

           Total                              $843,000

      Security Devices does not anticipate that it will need to hire any employees during the twelve month period following the date of this prospectus.

      Security Devices' future plans will be dependent upon the amount Security Devices is able to raise in this offering or from other sources.

      If less than $843,000 in net capital is raised from this offering, Security Devices, following the termination of this offering, will attempt to raise additional capital through the private sale of its equity securities or borrowings from third party lenders. Security Devices does not have any commitments or arrangements from any person to provide Security Devices with any additional capital. If additional financing is not available when needed, Security Devices may continue to operate in its present mode or Security Devices may need to cease operations. If Security Devices continues to operate in its present mode, it will require approximately $125,000 of funding during the twelve months following the date of this prospectus. Security Devices does not have any plans, arrangements or agreements to sell its assets or to merge with another entity.

                                    BUSINESS

      Security Devices is developing a wireless, non-lethal electrical stun weapon (referred to in this prospectus as a "WERS") for use in law enforcement, military, professional and home security.

      There are three basic categories of non-lethal weapons:

      1.  Impact Devices
          o    Baton
          o    Rubber Bullet
          o    Soft Projectile

      2.  Chemical Agents
          o    Pepper Spray
          o    Tear Gas
          o    CS

      3.  Other Types
          o    Electrical Devices, such as the TASER(R) and Stun Guns
          o    Capture Net
          o    Flash/Bang Grenade
          o    Head/Neck Restraint

      The safety and effectiveness implications of all non-lethal options are under constant scrutiny and evaluation. Law enforcement agencies, as well as private citizens, are under pressure to reduce the incidence of lethal force in both apprehension and defense. A number of elements contribute to the ever growing need for a more effective, non-lethal weapon:

          o    Excessive use of firearms by the police.
          o    Excessive use of firearms for self defence.
          o Increased incidence of serious injury and death from attempted defensive actions.
          o    Increased liability claims against police.
          o Increased utilization of military forces for peace keeping, crowd control and homeland security.

      The WERS uses an electro-muscular disruption technology to induce involuntary muscle contractions causing the subject to be temporarily incapacitated. Electro-muscular disruption devices include traditional stun guns, TASERS(R), and Stinger(R) handheld projectile stun guns.

    The WERS is similar to conventional, widely used electrical weapons, with two major differences:

     1. WERS is wireless. Rounds fired from WERS are not connected to the firing device by wires. This feature provides added range and less likelihood of interference from moving objects and people, both accidental and intentional.
     2. WERS has a far greater firing range than devices currently on the market. Its wireless round will be able to temporarily incapacitate violent offenders and combatants from a distance as far as 75 metres or greater depending on powder charge and firing conditions. This range is up to ten times better than most competing firing devices, providing significant safety advantages for military and law enforcement personnel. In contrast, Stun Gun operators must be in direct physical contact with combatants, placing the enforcement officer in potential danger.

      Security Devices plan to develop both a Long Range and a Short Range version of the WERS.

      The Long Range WERS will have an accurate firing distance of up to 75 meters and can be fired from conventional weapons, such as single shot riot rifles or shotguns.

      The Short Range WERS will have a safe firing range of 2 to 10 meters and will be fired from a proprietary system powered by a pressurized air cartridge.

      The WERS adapts to existing weapon formats to allow law enforcement and military services to quickly train and use the WERS without the need for lengthy, complex training methods or significant functional adjustments to vehicles or personal equipment. Simplicity of use is also a key benefit for the home security market as most users have little or no specialized training. The common weapon format of the WERS makes it easier for even untrained homeowners to use the device for protection. The short-range firing device is very simple to operate. By pointing the laser-aiming device at a target, users squeeze the trigger exactly as they would a standard pistol trigger. The round will fire with low recoil enabling a quick firing of a second or third round if necessary.

      The WERS uses an electrical round which becomes armed only after firing.

      Upon impact, the soft head of the electrical round makes contact with the target and electrical arms open like spider legs and attach to the clothing or body of the target. Direct skin contact is not necessary for the WERS to be effective. The wide arm design allows the engagement arms to penetrate from a broad range of firing angles. As such, a hit anywhere on the body can be effective. The electrical round then discharges an electric pulse that can incapacitate individuals regardless of their pain tolerance, drug and alcohol use, body size or thickness of clothing.

      The charge from the electrical round is significantly lower than the critical cardio-vibration level to ensure the safety of the combatant and responsive recovery following apprehension. The current in the electrical round fired by the WERS corresponds to standard medical equipment and meets guidelines established to prevent permanent electrical impairment. Its energy output leaves no enduring effects, allowing for self protection without the risk of lethal accidents or wrongful death liability - a major concern for law enforcement and security services.

      The cost to manufacture a launcher for the Short Range WERS is estimated to be $150. Security Devices expects that the short range launcher will sell at a retail price of approximately $875 per unit. The cost of manufacturing an electrical round is estimated at $10 to $12. An electric round is expected to sell at a retail price between $30 and $45. In comparison, rubber, smoke or stun rounds typically sell for $20 to $28.

      Security Devices anticipates that most of its revenues will be generated from initial and repeat sales of electrical rounds.

      As if the date of this prospectus Security Devices had completed the following steps in the development of the WERS:

     o    Design of `dummy' rounds to test ballistic characteristics.
     o    First testing of ballistic rounds.
     o    Production of various types of ballistic rounds.
     o    Design of `electrical arms' to adhere to clothing or skin.
     o    Design of safety/armed mechanism.
     o    Production of mechanical systems.
     o    Design of electrical system.
     o    Production of electrical system.
     o Integration and assembly of mechanical and electrical sub-systems for electrical rounds.

      Key steps to be completed include:

     o    Testing of different ballistic rounds.
     o    Production of 10 completed rounds.
     o    Powder loading testing.
     o    Testing of complete electrical rounds.
     o    Adjustment of electrical rounds based on test results.
     o    Testing with military and law enforcement organizations
     o    Completion of fully operational Long Range WERS for production
     o    Completion of fully operational Short Range WERS electrical round
     o Completion of fully operational Short Range WERS firing system prototype

      See the section of the prospectus titled "Management's Analysis and Discussion and Plan of Operation" for information regarding the cost and timing of the remaining steps in the development of the WERS.

      The electrical aspects of the WERS are being developed by D.P. Electronic Systems, Ltd., a company controlled by Alexander Blaunstein. Alexander Blaunstein is a principal shareholder of Security Devices and is the son of Nathan Blaunstein, who is one of Security Devices' directors. During the period from its inception (March 1, 2005) through November 30, 2005 Security Devices paid $25,000 to D.P. Electronic Systems. Of this amount, $7,000 was used by D.P. Electronic for legal expenses relating to the applications for two provisional patents and the remainder was used for research and development.

      The mechanical development of the WERS is being completed by Elad Engineering Ltd., an Israeli company which has designed weapons for the Israeli Military. During the period ended November 30, 2005 Securities Devices paid $55,000 to Elad Engineering for research and development.

      Security Devices does not have written agreements with Elad Engineering or D.P. Electronic Systems for work relating to the development of the WERS.

      Once operational prototypes are completed, Security Devices plans to joint venture or license the WERS to larger companies which have the financial capability, expertise and relationships for manufacturing, distribution, marketing, sales and training. As of the date of this prospectus Security Devices has not entered into any joint venture or licensing agreements.

Competition

        The primary competitive factors in the market for non-lethal weapons are a weapon's cost, effectiveness, and ease of use.

      In the military market a wide variety of weapon systems are used. Conducted energy devices, such as the WERS, have gained increased acceptance during the last two years as a result of the increased role of military personnel in Iraq and Afghanistan. Conducted energy weapons have gained limited acceptance in the private citizen market for non-lethal weapons.

      Security Devices' primary competitors will be Taser International, Inc. and Stinger Systems, Inc. The WERS will also compete indirectly with a variety of other non-lethal alternatives, including pepper spray and impact weapons sold by companies such as Armor Holdings, Inc. and Jaycor, Inc.

      Security Devices believes that its competitive advantage will be the ability of the WERS to effectively incapacitate offenders from a distance as far as 75 meters without a trail of wires leading back to the launcher. Stun Gun operators must be in direct physical contact with combatants while the TASER(R) has a range of less than seven meters. In contrast, the WERS will be designed to have a range which is over four times farther that TASER(R), providing a significant safety advantage for enforcement officers and security personnel.

Patents

     The technology for the WERS was developed by Dr. Nathan Blaunstein, a director of Security Devices. Dr. Blaunstein is a Professor in the Department of Electrical and Computer Engineering at Ben-Gurion University, Israel.

      Two provisional patents, one for the electrical mechanism and the other for the mechanical mechanism of the WERS, have been filed with the US Patent Office. These two patents will expire in July 2006.

      Security Devices does not hold any foreign patents.

Security Devices' patents may not protect its proprietary technology. In addition, other companies may develop products similar to the WERS or avoid patents held by Security Devices. Disputes may arise between Security Devices and others as to the scope and validity of its patents. Any defense of its patents could prove costly and time consuming and Security Devices may not be in a position, or may not consider it advisable, to carry on such a defense. In addition, others may acquire or independently develop the same or similar unpatented proprietary technology used by Security Devices.

Government Regulation

      Under current regulations the WERS will be considered a crime control product by the United States Department of Commerce and the export of the WERS will be regulated under export administration regulations. As a result, export licenses from the Department of Commerce will be required for all shipments to foreign countries other than Canada. In addition, the Department of Commerce has regulations which may restrict the export of technology used in the WERS.

      The WERS will be controlled, restricted or its use prohibited by several state and local governments. In many cases, the law enforcement and corrections market is subject to different regulations than the private citizen market. Many states have regulations restricting the sale of stun guns and hand-held shock devices, such as the WERS, to private citizens or security personnel.

      Foreign regulations pertaining to non-lethal weapons are numerous and often unclear and a number of countries prohibit devices similar to the WERS.

Employees

      As of March 10, 2006 Security Devices did not have any full-time employees.

Facilities

      Security Devices' offices are located at 464 Old Orchard Grove, Toronto, Ontario, Canada M5M 2G4, which are also the offices of Sheldon Kales, the Chief Executive Officer of Security Devices. Security Devices is not charged for the use of its office space. Security Devices' use of this space may be terminated at any time. Security Devices' offices are expected to be adequate to meet Security Devices' foreseeable future needs.

                                   MANAGEMENT

    Name                 Age   Position
    ----                 ---   --------

    Sheldon Kales         50   Chief Executive Officer and a Director
    Nathan Blaunstein     57   Vice President of Research and Development, Chief
                               Scientist and a Director
    Boaz Dor              52   Secretary and a Director
    Gregory Sullivan      40   Director

      The directors of Security Devices serve until the first annual meeting of its shareholders and until their successors have been duly elected and qualified. The officers serve at the discretion of Security Devices' directors.

Sheldon Kales has been an officer and director of Security Devices since March 2005. Since February 2004 Mr. Kales has been working on the development of the WERS. Between January 2000 and February 2004 Mr. Kales was the President of Yangtze Telecom, a company which provides messaging and related services for cell phone users in China. Mr. Kales founded, and between 1985 and 2001, operated Argus Investigation Services.

Dr. Nathan Blaunstein has been an officer of Security Devices since March 2005 and one of its directors since April 2005. Dr. Blaunstein has been a associate professor at Ben-Gurion University (Israel) since 1993 and is presently a Professor in the University's Department of Communication Systems Engineering and a professor in the Wireless Cellular Communication Program of Holon Institute and Ruppin Scientific Center (Israel). He was previously an engineer, a lecturer and then, from 1984 to 1992, a senior scientist, an associate professor and a professor at State University, Beltsy, Moldova, former USSR. Dr. Blaunstein received an MSc in Radiophysics and Electronics from Tomsk University, Tomsk, Russia, in 1972, and PhD and DSc degrees in Radiophysics and Electronics from the Institute of Geomagnetism, Ionosphere and Radiowave Propagation (IZMIR), Academy of Science USSR, Moscow, Russia, in 1985 and 1991, respectively.

Boaz Dor has been a director of Security Devices since April 2005 and its Secretary since March 15, 2006. Mr. Dor served in the Israeli Defence Forces from 1972 to 1975. Recruited by the Israeli Secret Services, Mr. Dor was assigned to the International Security Division for Aviation Security for the Israeli Government, eventually assuming the position of Head of Security for the Embassy of Israel and El Al Israel Airlines in Cairo, Egypt, and later, as Vice-Consul and Head of Security for the Israeli Consulate in Toronto and Western Canada and El Al Israel Airlines. In 1989, Mr. Dor resigned from the public sector to open a security consulting firm. In 1991, he was appointed executive director of security for the Seabeco Group of Companies where Mr. Dor oversaw international operations in Switzerland, Belgium, Russia, New York and Toronto. Since 2000 Mr. Dor has owned and operated Ozone Water Systems Inc., a water purification company.

Gregory Sullivan has been a director of Security Devices since April 2005. Mr. Sullivan has been a municipal police officer in Ontario, Canada since 1985, presently holding the rank of Detective Sergeant. Having trained with police forces in Canada and the U.S., including the Ontario Provincial Police, the New York City Police Department and the Federal Bureau of Investigation, Mr. Sullivan is a certified Use of Force Instructor and Firearms Instructor.

Executive Compensation

      The following table shows the compensation during the period from March 1, 2005 (the inception of the Company) to November 30, 2005, paid or accrued, to Sheldon Kales, the President of Security Devices. None of the executive officers of Security Devices received compensation in excess of $100,000 during this period.

                                             All
                                             Other                        Other
                                             Annual   Restric-            Com-
                                             Compen-  ted Stock  Options  pensa-
Name and Princi-    Fiscal  Salary   Bonus   sation    Awards    Granted  tion
 pal Position        Year    (1)      (2)     (3)       (4)        (5)     (6)
----------------    ------  ------   -----   -------  ---------  -------  ------

Sheldon Kales,
 President           2005      --       --       --    $25,000       --      --

(1)  The dollar value of base salary (cash and non-cash) received.
(2)  The dollar value of bonus (cash and non-cash) received.
(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.
(4) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table.

      As of November 30, 2005, the number of shares of Security Devices's common stock, owned by the officers included in the table above, and the value of such shares at such date, based upon the market price of Security Devices' common stock were:

      Name                        Shares              Value
      ----                        ------              -----

    Sheldon Kales                2,500,000              *

* As of November 30, 2005, there was no public market for the common stock of Security Devices.

      Although Security Devices has no plans to pay dividends, dividends may be paid on shares of restricted stock owned by Security Devices' officers and directors,

(5) The shares of common stock to be received upon the exercise of all stock options granted during the periods covered by the table.
(6) All other compensation received that Security Devices could not properly report in any other column of the table.

      Other than shares issued in March 2005 for services rendered, Security Devices' officers have not received any compensation between the date of its incorporation (March 1, 2005) and the date of this prospectus.

      Security Devices does not have an employment agreement with any of its officers.

      The following shows the amounts which Security Devices expects to pay to its officers during the twelve month period ending March 31, 2007, and the time these persons plan to devote to Security Devices' business.

                                   Proposed         Time to be Devoted to the
      Name                       Compensation      Business of Security Devices
      ----                       ------------      ----------------------------

      Sheldon Kales                   *                       100%
      Nathan Blaunstein               *                        50%
      Boaz Dor                        *                        50%
      Gregory Sullivan                *                        10%

     o Security Devices' officers and directors have agreed to serve without compensation until Security Devices has accumulated gross revenues of $500,000.
     o Security Devices has agreed to pay Nathan Blaunstein a royalty equal to 3.5% of its sales.

      Once accumulated revenue reaches $500,000, Security Devices' directors may compensate its officers depending upon a variety of factors, including past sales volume and the anticipated results of its future operations. However, there are no sales, net income, or other thresholds which are required for Security Devices' directors to increase the compensation paid to Security Devices' officers. Security Devices may issue shares of its common stock to its officers in payment of compensation owed to its officers.

      Stock Options. Security Devices has not granted any stock options and does
      -------------
not have any stock option plans in effect as of the date of this prospectus. In the future, Security Devices may grant stock options to its officers, directors, employees or consultants.

      Long-Term Incentive Plans. Security Devices does not provide its officers
      -------------------------
or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

      Employee Pension, Profit Sharing or other Retirement Plans. Security
      ----------------------------------------------------------
Devices does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

      Compensation of Directors. Security Devices' directors do not receive any
      -------------------------
compensation pursuant to any standard arrangement for their services as directors.

Transactions with Related Parties and Recent Sales of Securities

      The following lists all shares of Security Devices' common stock since its incorporation:

                                                              Consideration
      Shareholder             Date of Sale   Shares Issued    Paid for Shares
      -----------             ------------   -------------    -----------------

      Sheldon Kales             3-03-05      2,500,000        Services rendered,
                                                              valued at $25,000
      Boaz Dor                  3-03-05        900,000        Services rendered,
                                                              valued at $9,000
      Gregory Sullivan          3-03-05        240,000        Services rendered,
                                                              valued at $2,400
      Alexander Blaunshtein (1) 3-03-05      1,560,000        Services rendered,
                                                              valued at $15,600
      Consultants               3-03-05      1,325,000        Services rendered,
                                                              valued at $13,250
      Private Investors         4-15-05        397,880        $99,470
      Private Investors        12-31-05        486,000        $48,600
      Private Investors         1-31-06        470,000        $47,000
      Private Investors         3-08-06        286,000        $50,050
      Consultant                3-08-06         50,000        Services rendered,
                                         -------------        valued at $8,750
                                             8,214,880
                                         =============

(1) Alexander Blaunshtein is the son of Nathan Blaunstein.

      The services relating to the shares issued in March 2005 were provided for the development of the WERS and were valued at $0.01 per share. The 5,000 shares issued in March 2006 were issued as compensation for introducing investors to Security Devices and were valued at $0.175 per share which is the price, per share, received by Security Devices for the shares sold for cash in March 2006.

      The funds raised from the private investors were used to pay the expenses of this offering and Security Devices' research and development and general and administrative expenses.

      The electrical aspects of the WERS are being developed by D.P. Electronic Systems, Ltd., a company controlled by Alexander Blaunstein. Alexander Blaunstein is a principal shareholder of Security Devices and is the son of Nathan Blaunstein, who is one of Security Devices' directors. During the period from its inception (March 1, 2005) through November 30, 2005 Security Devices paid $25,000 to D.P. Electronic Systems. Of this amount, $7,000 was used by D.P. Electronic for legal expenses relating to the applications for two provisional patents, and the remainder was used for research and development. Security Devices is of the opinion that its arrangement with D.P. Electronic Systems is at least as favorable as that which Security Devices could have obtained from any unrelated third party.

      As of November 30, 2005 Security Devices had borrowed $4,297 from Sheldon Kales, $2,073 from Gregory Sullivan, and $1,658 from Boaz Dor. The amounts owed to these persons bear interest at 4% per year, are unsecured and are due on demand.

                             PRINCIPAL SHAREHOLDERS

      The following table shows the ownership of Security Devices' common stock as of the date of this prospectus by each shareholder known by Security Devices to be the beneficial owner of more than 5% of Security Devices' outstanding shares, each director and executive officer and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.

Name                               Number of Shares        Percent of Class
----                               ----------------        ----------------

Sheldon Kales                        2,500,000                  30.4%
Nathan Blaunstein                           --                     --
Boaz Dor                               900,000                  11.0%
Gregory Sullivan                       240,000                   2.9%

Alexander Blaunshtein (1)            1,560,000                  19.0%
Dror Shachar (2)                     1,200,000                  14.6%

All Officers and Directors
   as a group (four persons)         3,640,000                  44.4%

     (1)  Alexander Blaunshtein is the son of Nathan Blaunstein.

     (2) Dror Schachar holds these shares for the benefit of his father, Mark Schachar.

                          OFFERING BY SECURITY DEVICES

      By means of this prospectus Security Devices is offering to the public up to 2,000,000 shares of its common stock at a price of $0.50 per share. Security Devices arbitrarily determined the $0.50 offering price and this price does not bear any relationship to Security Devices' assets, book value or any other generally accepted criteria of value for investment.

      Security Devices will offer the shares through its officers on a "best efforts" basis. Security Devices' officers are not registered with the Securities and Exchange Commission as brokers or dealers. Security Devices' officers are not required to be registered as brokers or dealers since the officers are not engaged in the business of buying or selling securities for others. The officers of Security Devices will not be relying on the exemption provided by Rule 3a4-1 of the Securities and Exchange Commission with respect to their participation in this offering.

      Security Devices will not employ any brokers or sales agents to sell these shares and it will not compensate any officer or third party for their participation in this offering. There is no firm commitment by any person to purchase or sell any of these shares and there is no assurance that any such shares offered will be sold. All proceeds from the sale of the shares will be promptly delivered to Security Devices. Security Devices plans to end the offering on June 30, 2006. However, Security Devices may at its discretion end the offering sooner or extend the offering to September 30, 2006.

      Subscriptions will be made by delivering a check to Security Devices for the amount of shares to be purchased. Cash will not be accepted as for payment for shares. Subscriptions for the shares offered by this prospectus will not be binding upon Security Devices until accepted in writing by its President. Security Devices has not established any criteria for accepting or rejecting any subscriptions. Subscriptions will be accepted or rejected within ten days after the subscription is received. A subscription will be considered accepted when Security Devices deposits the funds received for the shares subscribed. Any subscription may be withdrawn prior to its acceptance by Security Devices, provided the withdrawal is received by Security Devices prior to the time Security Devices deposits the funds received for the subscription.

      The total estimated expenses of this offering are $45,000. As of the date of this prospectus Security Devices had paid approximately $15,000 of these expenses with cash which it received from the private sale of its common stock. The remaining offering expenses will be paid from cash on hand and from the proceeds of this offering.

                              SELLING SHAREHOLDERS

      The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling shareholders". The selling shareholders acquired their shares from Security Devices in private transactions for services rendered and for cash at prices ranging between $0.10 and $0.25 per share.

      Security Devices will not receive any proceeds from the sale of the shares by the selling shareholders. Security Devices will pay all costs of registering the shares offered by the selling shareholders. These costs, based upon the time related to preparing this section of the prospectus, are estimated to be $2,000. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                                        Share        Percentage
                                       Shares to be   Ownership       Ownership
                              Shares   Sold in this     After           After
Name                          Owned      Offering      Offering       Offering
----                          ------   ------------   ---------      -----------

Sheldon Kales (1)          2,500,000      200,000      2,300,000       28.0%
Boaz Dor (1)                 900,000      200,000        700,000        8.0%
Gregory Sullivan (1)         240,000      200,000         40,000        0.5%
Alexander Blaunshtein (2)  1,560,000      200,000      1,360,000       16.6%
Dror Shachar               1,200,000      200,000      1,000,000       12.2%
Tibor I. Barsony             235,000      235,000             --
Morry Patoka                  50,000       50,000             --
Ted Calabretta               107,880      107,880             --
Mark Simmons                 150,000      150,000             --
Norman and Wendy Simmons      30,000       30,000             --
Richard Savage                90,000       90,000             --
Mark Bodenstein               40,000       40,000             --
John W. Gladding               6,000        6,000             --
Tom Kellner                   10,000       10,000             --
Agnes Gergely                 10,000       10,000             --

                                                        Share        Percentage
                                       Shares to be   Ownership       Ownership
                              Shares   Sold in this     After           After
Name                          Owned      Offering      Offering       Offering
----                          ------   ------------   ---------      -----------

Rob Barsony                   50,000       50,000             --
Julie Wright                  50,000       50,000             --
David Goodman                100,000      100,000             --
Allan Zener                   50,000       50,000             --
Avivit Bodenstein             10,000       10,000             --
Dr. Tally Bodenstein          50,000       50,000             --
Luis Gil                      10,000       10,000             --
Peter Gil                     10,000       10,000             --
Lyle McLennan                 20,000       20,000             --
Len Lombardi                  10,000       10,000             --
Maxine Levine                  5,000        5,000             --
Andrea Levine                  5,000        5,000             --
Patti Ballas                   5,000        5,000             --
Ezra Ballas                    5,000        5,000             --
Nahum Kaplan                  10,000       10,000             --
Eric Kaplan                   10,000       10,000             --
Sylvie Kaplan                 10,000       10,000             --
Jonathan Kaplan               10,000       10,000             --
Sydney Ceresne                10,000       10,000             --
Bryan Ceresne                 10,000       10,000             --
Roland Lupka                  20,000       20,000             --
Cindy Diamond                 20,000       20,000             --
Rosika Bodenstein             60,000       60,000             --
Brenda M.Chisholm            100,000      100,000             --
Christine McArthur             5,000        5,000             --
Michael John McArthur         10,000       10,000             --
Steve MacDonald               10,000       10,000             --
Linda MacDonald               10,000       10,000             --
Kevin McGovern                10,000       10,000             --
Steve Kessel                  10,000       10,000             --
Oleh Kupraty                  10,000       10,000             --
Kevin Wood                    10,000       10,000             --
Amand Schofield                5,000        5,000             --
Brian Griffith                10,000       10,000             --
Roy Teeft                     10,000       10,000             --
Craig Campbell                10,000       10,000             --
Abe Goldstein                 30,000       30,000             --
Kathy Schneider               30,000       30,000             --
Robert Schneider              50,000       50,000             --
Ian Zive                      20,000       20,000             --
Mandy Schneider              156,000      156,000             --

George Schneider              50,000       50,000             --
                         -----------  -----------
                           8,214,880    2,814,880
                         ===========  ===========

(1)  Officer or director of Security Devices.

(2)  Alexander Blaunstein is the son of Nathan Blaunstein.

      Except as noted above, no selling shareholder has, or had, any material relationship with Security Devices, or Security Devices' officers or directors. To Security Devices' knowledge, no selling shareholder is affiliated with a broker dealer.

Manner of Sale.

      The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. Since as of the date of this prospectus no market exists for Security Devices' common stock, sales by the selling shareholders, until Security Devices' common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, will be made at a price of $0.50 per share. If and when Security Devices' common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither Security Devices nor the selling stockholders can presently estimate the amount of such compensation. Notwithstanding the above, no NASD member will charge commissions that exceed 8% of the total proceeds from the sale.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      If any selling shareholder enters into an agreement to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, Security Devices will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. Security Devices will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

      Security Devices has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. Security Devices has also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". Security Devices has also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

Common Stock
------------

      Security Devices is authorized to issue 50,000,000 shares of common stock. As of the date of this prospectus Security Devices had 8,214,880 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of Security Devices' assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by Security Devices. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock offered by this prospectus will be, upon issuance, fully paid and non-assessable.

Preferred Stock
---------------

      Security Devices is authorized to issue 5,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by Security Devices' Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Security Devices' directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of Security Devices' common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by Security Devices' management. As of the date of this prospectus Security Devices had not issued any shares of preferred stock.

Transfer Agent
--------------

      As of the date of this prospectus Security Devices had not appointed a transfer agent for its common stock.

                                LEGAL PROCEEDINGS

      Security Devices is not involved in any legal proceedings and Security Devices does not know of any legal proceedings which are threatened or contemplated.

                                 INDEMNIFICATION

      The Delaware General Corporation law authorizes indemnification of a director, officer, employee or agent of Security Devices against expenses incurred in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of Security Devices who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Security Devices pursuant to the foregoing provisions, Security Devices has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION
      Security Devices has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the

Registration Statement which may be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

                      SECURITY DEVICES INTERNATIONAL, INC.
                        (A Development Stage Enterprise)
                              FINANCIAL STATEMENTS
                                NOVEMBER 30, 2005
      Together with Report of Independent Registered Public Accounting Firm
                        (Amounts expressed in US Dollars)

                      SECURITY DEVICES INTERNATIONAL, INC.
                        (A Development Stage Enterprise)
                              FINANCIAL STATEMENTS
                                NOVEMBER 30, 2005
                        (Amounts expressed in US Dollars)


                                TABLE OF CONTENTS
                                                                      Page No

     Report of Independent Registered Public Accounting Firm              1

     Balance Sheet as of November 30, 2005                              2-3

     Statement of Operations for the nine months (since inception)
        ended November 30, 2005                                           4

     Statement of Cash Flows for the nine months (since inception)
        ended November 30, 2005                                           5

     Statement of Changes in Stockholders' Deficiency
        for the nine months (since inception) ended November 30, 2005     6

     Notes to Financial Statements                                     7-13

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Security Devices International, Inc.
(A Development Stage Enterprise)

We have audited the accompanying balance sheet of Security Devices International, Inc. (incorporated in Delaware, United States of America) as at November 30, 2005 and the related statements of operations, cash flows and stockholders' deficiency for the nine month period (since inception) then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Devices International, Inc. as of November 30, 2005, and the results of its operations and its cash flows for the nine month period (since inception) then ended in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in note 2 to the financial statements, the company has not commenced operations and has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company's future success is dependent upon its ability to raise sufficient capital, not only to maintain its operating expenses, but also to continue to develop and be able to profitably market its product. There is no guarantee that such capital will be available on acceptable terms, if at all. That raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             "SCHWARTZ LEVITSKY FELDMAN LLP"

     Toronto, Ontario, Canada
     February 17, 2006                                 Chartered Accountants


              1167 Caledonia Road
              Toronto, Ontario M6A 2X1
              Tel:  416 785 5353
              Fax:  416 785 5663

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Balance Sheet
As at November 30, 2005
(Amounts expressed in US Dollars)




                                     ASSETS


     CURRENT ASSETS
        Cash                                           $    126
                                                       --------

                                                       $    126
                                                       ========














The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Balance Sheet
As at November 30, 2005
(Amounts expressed in US Dollars)



                                   LIABILITIES



     CURRENT LIABILITIES

        Accounts payable and accrued liabilities (note 4)        $   16,076

        Loans from Directors/Shareholders (note 6)                    8,029
                                                                -----------

                                                                     24,105
                                                                -----------


                            STOCKHOLDERS' DEFICIENCY

     CAPITAL STOCK (note 5)                                           6,923

     ADDITIONAL PAID-IN CAPITAL                                     157,797

     DEFICIT, ACCUMULATED DURING THE DEVELOPMENT STAGE             (188,699)
                                                                  ---------

   (23,979)

                                                                  $     126
                                                                  =========





The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Statement of Operations
For the nine months ended November 30, 2005 (since inception)
(Amounts expressed in US Dollars)




        RESEARCH AND PRODUCT DEVELOPMENT COST                     $  80,000

        OTHER OPERATING EXPENSES:
                     General and Administration                      21,475
            Legal and Accounting                                     21,974

            Consulting and Professional                              65,250
                                                                 ----------


        TOTAL EXPENSES                                              188,699
                                                                  ---------


        LOSS BEFORE INCOME TAXES                                   (188,699)
                                                                  ---------

            Income taxes                                                 --

        NET LOSS                                                 $ (188,699)
                                                                 ==========

            Loss per share - basic and diluted                   $    (0.03)
                                                                 ==========

            Weighted average common shares outstanding            6,808,409
                                                                 ==========









The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Statement of Cash Flows
For the nine months ended November 30, 2005 (since inception)
(Amounts expressed in US Dollars)
(Unaudited)



   CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss for the period                                    $  (188,699)
         Items not requiring an outlay of cash:
          Issue of shares for professional services                    65,250
          Increase in accounts payable and accrued liabilities         16,076
                                                                  ------------

   NET CASH USED IN OPERATING ACTIVITIES                             (107,373)
                                                                  ------------

   CASH FLOWS FROM INVESTING ACTIVITIES                                    --
                                                                  ------------

   NET CASH USED IN INVESTING ACTIVITIES                                   --
                                                                  ------------

   CASH FLOWS FROM FINANCING ACTIVITIES
      Loans from directors/shareholders                                 8,029

      Proceeds from issuance of common shares                          99,470
                                                                  ------------


   NET CASH PROVIDED BY FINANCING ACTIVITIES                          107,499
                                                                  ------------

   NET INCREASE IN CASH AND CASH EQUIVALENTS
      FOR THE PERIOD                                                      126
        Cash and cash equivalents, beginning of period                     --
                                                                  ------------

   CASH AND CASH EQUIVALENTS, END OF PERIOD                       $       126
                                                                  ============

   INCOME TAXES PAID                                                       --
                                                                  ============

   INTEREST PAID                                                          --
                                                                  ============





The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise) Statement of Changes in Stockholders' Deficiency For the nine months ended November 30, 2005 (since inception) (Amounts expressed in US Dollars)



                                  Number of    Common   Additional
                                   Common      Shares     Paid-in      Deficit
                                   Shares      Amount     Capital    accumulated    Total
                                  ---------    ------   ----------   -----------   -------

Balance as of March 1, 2005             --         --    $      --    $     --    $    --

Issuance of common shares
 for professional services       6,525,000      6,525       58,725          --     65,250
Issuance of common shares
 for cash                          397,880        398       99,072      99,470
Net loss for the period                 --         --           --    (188,699)  (188,699)
                               -----------  ---------    ---------   ----------  --------
Balance as of
November 30, 2005                6,922,880      6,923      157,797    (188,699)   (23,979)
                               ---------    ---------    ---------   ----------  --------












The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2005
(Amounts expressed in US Dollars)


     1. BASIS OF PRESENTATION

        The financial statements include the accounts of Security Devices International Inc. (the "Company"). This is the first period of the financial statements which commenced March 1, 2005 and ended November 30, 2005. The Company's fiscal year ends on November 30.


     2. NATURE OF OPERATIONS AND GOING CONCERN

        The Company was incorporated under the laws of the state of Delaware on March 1, 2005. The company plans to develop and market a wireless, non-lethal weapon for use in law enforcement, defense and personal security. The company's product in the making is similar to the widely used Stun Gun, except that it can effectively incapacitate offenders from a distance as far as 30 meters without a trail of wires leading back to the launcher.

        The company has not commenced operations. It has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company's future success is dependent upon its ability to raise sufficient capital, not only to maintain its operating expenses, but to continue to develop and be able to profitably market its product. There is no guarantee that such capital will be available on acceptable terms, if at all.

     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        a) Use of Estimates

           These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2005
(Amounts expressed in US Dollars)


     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)


        b) Income taxes

           The Company accounts for income taxes under the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

           Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current period. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be "more likely than not" realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted. Due to valuation allowance for deferred tax assets, there are no deferred tax benefits or expenses for the period ended November 30, 2005.

        c) Revenue Recognition

           The Company's revenue recognition policies are expected to follow common practice in the manufacturing industry.

        d)  Stock Based Compensation

          The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 which introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expenses for stock-based compensation to employees based on the new fair value accounting rules. The Company chose to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any,

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2005
(Amounts expressed in US Dollars)


     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)


        d) Stock Based Compensation (cont'd)

           Pro-forma information regarding net loss and loss per share is required by FAS No. 123 (Amended by FAS No.148) - "Accounting for Stock Based Compensation" and should be determined as if the company had accounted for its employee stock options based on fair values at the grant date for options granted under the Plan. Since no stock options were granted during this period, the pro-forma impact is not applicable. No pro-forma information is given since the company did not issue any stock options in this period.

        e) Loss per Share

           The Company has adopted FAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

        f) Fair values

           The carrying amount of the Company's cash, accounts payable and accrued liabilities approximates fair values because of the short term maturity of these instruments.

        g) Research and Product Development

           Research and Product Development costs, other than capital expenditures but including acquired research and product development costs, are charged against income in the period incurred.

        h) Foreign Currency

           The Company maintains its books, records and banking transactions in U.S. dollars which is its functional currency. As such, no translation adjustment is created.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2005
(Amounts expressed in US Dollars)


     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

        i) Recent Pronouncements
           SFAS NO. 123R- In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("FAS 123R"), which revised FAS 123 "Accounting for Stock-Based Compensation". FAS 123R requires measurement and recognition of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide service in exchange for such award. Implementation is required as of the first interim or annual reporting period that begins after December 15, 2005 for public entities that file as small business issuers. Management intends to comply with this statement at the scheduled effective date for the relevant financial statements of the Company.

           In November 2004, the Financial Accounting Standards Board issued SFAS 151, which revised ARB No.43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date of this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

           In December, 2004, the FASB issued SFAS 152, which amends SFAS. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS. This Statement also amends SFAS 67, ACCOUNTING FOR COSTS AND INITIAL RENTAL OPERATIONS OF REAL ESTATE PROJECTS, to state that the guidance for:

           (a) incidental operations; and (b) costs incurred to sell real estate projects does not apply to real-estate time-sharing transactions. The

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2005
(Amounts expressed in US Dollars)


     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

                 accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

           In December 2004, the FASB issued SFAS 153. This Statement addresses the measurement of exchanges of Non-monetary assets. The guidance in APB No. 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends APB No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges incurred during fiscal years beginning after the date of this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

           Financial Accounting Standards Board ("FASB") Statement No. 154 Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3

               This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2005
(Amounts expressed in US Dollars)


     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

               Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.

               This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error.

               This Statement requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2005
(Amounts expressed in US Dollars)


     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

               This Statement also requires that a change in depreciation, amortization, or depletion method for long-lived, non financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle.

               This Statement carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This Statement also carries forward the guidance in Opinion 20 requiring justification of a change in accounting principle on the basis of prefer ability.

               FASB Statement No. 154 is effective for fiscal years beginning after December 15, 2005.

     4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

        Accounts payable and accrued liabilities are comprised of the following:

              Payables                                         $   5,210
              Accrued liabilities                                 10,866
                                                               ---------

                                                                $ 16,076
                                                               =========

     5. CAPITAL STOCK

        a) Authorized

            50,000,000 Common shares, $0.001 par value

          And

           5,000,000 Preferred shares, $0.001 par value

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2005
(Amounts expressed in US Dollars)


     5. CAPITAL STOCK (cont'd)

        b) Issued

           6,922,880 Common shares

        c) Changes to Issued Share Capital

           i) On March 3, 2005, the Company authorized the issuance of 6,000,000 common shares to promoters for services rendered for total consideration of $60,000.

           ii) On March 4, 2004, the Company authorized the issuance of 525,000 Common shares for services rendered for total consideration of $5,250.

           iii) On April 15, 2004 the Company the issuance of 397,880 Common shares for cash for a total consideration of $99,470.

        d) Purchase Warrants

           During the current year no warrants were issued.

     6. RELATED PARTY TRANSACTIONS

            During the period ended November 30, 2005 no director was paid any compensation in cash. All out of pocket expenses of directors/promoters were expensed. The directors/promoters were however issued shares in lieu of services rendered, which were measured and recorded at the exchange amount. The Directors also made advances to the Company to meet the operating expenses. These advances of $8,029 are unsecured and bear interest at 4% per year. Further, a Company Director has charged the Company a total amount of $2,250 for providing office space for the nine month period.

      7. INCOME TAXES

            The Company has certain non-capital losses of approximately $188,699 available, which can be applied against future taxable income and which expires by 2025.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2005
(Amounts expressed in US Dollars)

      7. INCOME TAXES (cont'd)

            Reconciliation of statutory tax rate to the effective income tax rate is as follows:

              Federal statutory income tax rate                    (34.0) %
              State income taxes, net of tax benefit                (3.5) %
                                                                 ----------
              Deferred tax asset valuation allowance               (37.5) %
                                                                 ----------
              Effective rate                                        (0.0) %

              Deferred tax asset components as of November 30, 2005 are as follows:

              Operating losses available to offset future
                income-taxes                                       $188,699
              Valuation Allowance                                 ($188,699)
                                                                  ---------
              Net deferred tax assets                                    --
                                                                  ---------

            As the company is in the development stage, it has provided a 100 per cent valuation allowance on the net deferred tax asset as of November 30, 2005.

      8. SUBSEQUENT EVENTS

          a) Private placement offering

               On December 15, 2005, the Company authorized a private placement offering of its common stock of up to 500,000 common shares at $0.10 per share (the "Offering"). No commission is being paid to any of the Company's officers or directors in connection with this offering. The Company has, however agreed to pay selected sales agents a commission not to exceed 10% of the amount sold in the offering. The offering is intended as a non-public offering exempt from registration under section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated pursuant to the Act and the securities laws and regulations of certain states in the USA.

               The net proceeds of this offering will be used primarily to meet with the legal, audit and patent costs.

               The Offering was oversubscribed; the Company received $95,600 and issued 956,000 shares in lieu thereof. These shares of Common Stock are restricted securities as defined in Rule 144 of the Securities and Exchange Commission.

b) The Company's officers and directors have agreed to serve without compensation until commercial sales begin. The Company has agreed to pay a director a royalty equal to 3% of the Company's sales.

6

                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----
PROSPECTUS SUMMARY .................................
RISK FACTORS .......................................
DILUTION AND COMPARATIVE SHARE DATA.................
USE OF PROCEEDS ....................................
MARKET FOR SECURITY DEVICES' COMMON STOCK ..........
MANAGEMENT'S DISCUSSION AND ANALYSIS
  AND PLAN OF OPERATION ............................
BUSINESS............................................
MANAGEMENT .........................................
PRINCIPAL SHAREHOLDERS..............................
OFFERING BY SECURITY DEVICES .......................
SELLING SHAREHOLDERS................................
DESCRIPTION OF SECURITIES...........................
LEGAL PROCEEDINGS...................................
INDEMNIFICATION ....................................
AVAILABLE INFORMATION...............................
FINANCIAL STATEMENTS................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Security Devices. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

      Until _______, 2006 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     Information Not Required in Prospectus

Item 24. Indemnification of Officers and Directors

     The Delaware General Corporation law provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered. Although no expenses will be charged to the selling stockholders, it is estimated that the cost of registering the shares to be offered by the selling shareholders will be $2,000, which is included as part of the total costs of the offering shown below.

         SEC Filing Fee                                       $     258
         Blue Sky Fees and Expenses                               1,000
         Printing Expenses                                          200
         Legal Fees and Expenses                                 30,000
         Accounting Fees and Expenses                            10,000
         Miscellaneous Expenses                                   3,542
                                                                -------
                  TOTAL                                         $45,000
                                                                =======

         All expenses other than the SEC filing fee are estimated.

Item 26. Recent Sales of Unregistered Securities.

     The following lists all shares issued by the Company since its inception.

                                                                         Note
Name                       Date      Shares     Consideration         Reference
----                       ----      ------     -------------         ---------

Sheldon Kales             3-03-05  2,300,000    Services rendered,        B
                                                valued at $23,000
Boaz Dor                  3-03-05    900,000    Services rendered,        B
                                                valued at $9,000
Gregory Sullivan          3-03-05     40,000    Services rendered,        B
                                                valued at $400
Dror Shachar              3-03-05  1,200,000    Services rendered,        B
                                                valued at $12,000
Alexander Blaunshtein     3-03-05  1,560,000    Services rendered,        B
                                                valued at $15,600
Sheldon Kales             3-04-05    200,000    Services rendered,        B
                                                valued at $2,000

                                                                         Note
Name                       Date      Shares     Consideration         Reference
----                       ----      ------     -------------         ---------

Gregory Sullivan          3-04-05    200,000    Services rendered,        B
                                                valued at $2,000
Tibor I. Barsony          3-04-05     75,000    Services rendered,        B
                                                valued at $750
Morry Patoka              3-04-05     50,000    Services rendered,        B
                                                valued at $500
Ted Calabretta            4-15-05     57,880     $ 14,470                 B
Mark Simmons              4-15-05    120,000     $ 30,000                 B
Norman and Wendy Simmons  4-15-05     20,000     $  5,000                 B
Richard Savage            4-15-05     40,000     $ 10,000                 B
Tibor I. Barsony          4-15-05    160,000     $ 40,000                 B
Mark Bodenstein          12-31-05     40,000     $  4,000                 B
John W. Gladding         12-31-05       6000     $    600                 B
Tom Kellner              12-31-05     10,000     $  1,000                 B
Agnes Gergely            12-31-05     10,000     $  1,000                 B
Rob Barsony              12-31-05     50,000     $  5,000                 B
Julie Wright             12-31-05     50,000     $  5,000                 B
David Goodman            12-31-05    100,000     $ 10,000                 B
Allan Zener              12-31-05     50,000     $  5,000                 B
Ted Calabretta           12-31-05     50,000     $  5,000                 B
Avivit Bodenstein         12-31-05    10,000     $  1,000                 B
Dr. Tally Bodenstein     12-31-05     50,000     $  5,000                 B
Mark Simmons             12-31-05     30,000     $  3,000                 B
Wendy and Norman Simmons 12-31-05     10,000     $  1,000                 B
Luis Gil                  12-31-05    10,000     $  1,000                 B
Peter Gil                 12-31-05    10,000     $  1,000                 B
Lyle McLennan             1-31-06     20,000     $  2,000                 B
Richard Savage            1-31-06     50,000     $  5,000                 B
Len Lombardi              1-31-06     10,000     $  1,000                 B
Maxine Levine             1-31-06      5,000     $    500                 B
Andrea Levine             1-31-06      5,000     $    500                 B
Patti Ballas              1-31-06       5000     $    500                 B
Ezra Ballas               1-31-06       5000     $    500                 B
Nahum Kaplan              1-31-06     10,000     $  1,000                 B
Eric Kaplan               1-31-06     10,000     $  1,000                 B
Sylvie Kaplan             1-31-06     10,000     $  1,000                 B
Jonathan Kaplan           1-31-06     10,000     $  1,000                 B
Sydney Ceresne            1-31-06     10,000     $  1,000                 B
Bryan Ceresne             1-31-06     10,000     $  1,000                 B
Roland Lupka              1-31-06     20,000     $  2,000                 B
Cindy Diamo               1-31-06     20,000     $  2,000                 B
Rosika Boden              1-31-06     60,000     $  6,000                 B
Brenda M.Chisholm         1-31-06    100,000     $ 10,000                 B
Christine McArthur        1-31-06       5000     $    500                 B
Michael John McArthur     1-31-06     10,000     $  1,000                 B
Steve MacDonald           1-31-06     10,000     $  1,000                 B
Linda MacDonald           1-31-06     10,000     $  1,000                 B

                                                                         Note
Name                       Date      Shares     Consideration         Reference
----                       ----      ------     -------------         ---------

Kevin McGovern            1-31-06     10,000     $  1,000                 B
Steve Kessel              1-31-06     10,000     $  1,000                 B
Oleh Kupraty              1-31-06     10,000     $  1,000                 B
Kevin Wood                1-31-06     10,000     $  1,000                 B
Amand Schofield           1-31-06      5,000     $    500                 B
Brian Griffith            1-31-06     10,000     $  1,000                 B
Roy Teeft                 1-31-06     10,000     $  1,000                 B
Craig Campbell            1-31-06     10,000     $  1,000                 B
Abe Goldstein             3-08-06     30,000     $  5,250                 A
Kathy Schneider           3-08-06     30,000     $  5,250                 B
Robert Schneider          3-08-06     50,000     $  8,750                 B
Ian Zive                  3-08-06     20,000     $  3,500                 B
Mandy Schneider           3-08-06    156,000     $ 27,300                 B
George Schneider          3-08-06     50,000    Services rendered         B
                                                valued at $8,750

A. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The person who acquired these shares was an officer and director of the Company. The certificates representing the shares of common stock will bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an applicable exemption from registration. The shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

B. These shares were all issued to non-U.S. persons who reside outside of the United States. The negotiations and agreements relating to the issuance of these shares were made by the Company's officers (who were non-U.S. persons) from Canada or Israel. The shares are restricted from resale in the public markets for a period of one year from the date of their issuance. There is no market for the Company's securities in the United States and none of the securities have been transferred since their issuance. The Company relied upon the exemption provided by Rule 901 of the Securities and Exchange Commission with respect to the sale of these shares.

Item 27. Exhibits

The following exhibits are filed with this Registration Statement:

Exhibit
Number   Exhibit Name
-------  ------------

3.1      Articles of Incorporation, as amended

3.2      Bylaws

5        Opinion of Counsel

10.1     Royalty Agreement with Nathan Blaunstein

10.2     Compensation Agreement

23.1     Consent of Attorneys

23.2     Consent of Accountants

Item 28. Undertakings

    (a) The small business issuer will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to.

            (i) Include any Prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (g) That, for the purpose of determining liability under the Securities Act to any purchaser:

      (1) If the small business issuer is relying on Rule 430B:

            (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (2) If the small business issuer is subject to Rule 430C, include the following:

      Each prospectus filed pursuant to Rue 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Toronto, Ontario, Canada on the 21st day of March 2006.


                                    SECURITY DEVICES INTERNATIONAL INC.




                                 By:   /s/ Sheldon Kales
                                       ----------------------------------
                                       Sheldon Kales, President, Chief Financial
                                       Officer and Principal Accounting Officer


         In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date


/s/ Sheldon Kales                   Director             March 21, 2006
-------------------------
Sheldon Kales


/s/ Nathan Blaunshtein              Director             March 21, 2006
------------------------
Nathan Blaunshtein


                                    Director
------------------------
Boaz Dor


/s/ Gregory Sullivan                Director             March 21, 2006
------------------------
Gregory Sullivan

                             SECURITY DEVICES, INC.

                                    FORM SB-2

                                    EXHIBITS